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                                                                   EXHIBIT 12.01



     STATEMENT REGARDING COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                                                         (dollars in thousands)

                                                           THREE MONTHS ENDED            YEAR ENDED DECEMBER 31,
                                                             MARCH 31, 2002         2001           2000           1999
                                                           ------------------   ------------   ------------   ------------

Income before income taxes, minority interests,
discontinued operations, cumulative effect of a
change in accounting principle and extraordinary item      $           30,394   $     56,844   $    324,344   $     13,343
Interest Expense                                                       42,272        182,410        203,197        192,033
Amortization of Deferred Financing Costs                                2,320          9,327          9,497         10,283
                                                           ------------------   ------------   ------------   ------------

Earnings                                                   $           74,986   $    248,581   $    537,038   $    215,659
                                                           ==================   ============   ============   ============


Interest Expense                                           $           42,272   $    182,410   $    203,197   $    192,033
Capitalized Interest                                                    1,152          1,320          1,372             --
Amortization of Deferred Financing Costs                                2,320          9,327          9,497         10,283
GMAC Preferred Dividend                                                 3,659         19,015         16,371             --
                                                           ------------------   ------------   ------------   ------------

Fixed Charges                                              $           49,403   $    212,072   $    230,437   $    202,316
                                                           ==================   ============   ============   ============


Ratio of Earnings to Fixed Charges                                       1.52           1.17           2.33           1.07
                                                           ------------------   ------------   ------------   ------------